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                                                                   Exhibit 10.2
                      PRAECIS PHARMACEUTICALS INCORPORATED

                         Executive Management Bonus Plan
                  (Amended and Restated as of January 30, 2001)
                               (the "Bonus Plan")


PURPOSE: To establish a bonus program for the senior executives of the Company which links performance oriented objectives (defined and approved annually by the Board of Directors) to a variable compensation award which is granted on an annual basis, as a means to attract and retain senior level executives.

ELIGIBLE PARTICIPANTS: Participation in the Bonus Plan shall be limited to the most senior level positions in the Company. The positions eligible include the Chairman (assuming the Chairman is a member of the Company's management), President, CEO, COO, CFO and Executive Vice President. The Board (or a Compensation Committee if one is established which administers the Bonus Plan) will have the continuing right to review and recommend other positions for inclusion in the Bonus Plan. The grant of awards will be in the sole discretion of the Board (or Compensation Committee).

PARTICIPATION LEVEL: The targeted value of an award granted under the Bonus Plan (an "Award") as a percent of annual base salary by position is as follows (and shall be subject to modification as the Board of Directors (or the Compensation Committee) shall determine):

             Chairman and Chief Executive Officer                 50%
             President and Chief Operating Officer                30%
             Chief Financial Officer and Executive
                      Vice President Levels                       25%

The foregoing targeted Award values as a percent of annual base salary are based on the attainment of the performance related objectives established at the start of each year.

FORM OF AWARD: A mandatory portion of each Award shall be in the form of stock options for a number of shares of common stock determined by multiplying 30% of the total value of such Award (the "Mandatory Stock Award Value") by 1.50 (or such other multiplier as the Board, or the Compensation Committee, shall determine for any Bonus Plan year) (the "Multiplier"), and dividing that product by the per share exercise price of such options. The remainder of each Award shall be deemed



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to have an Award value equal to 70% of the total Award value (the "Elective
Award Value"), and shall be in the form of cash or stock options, to the extent elected by the participant. Such election will be required to be made in each year at such time as the Board of Directors (or the Compensation Committee) determines, which in all cases shall be prior to the time an Award is granted in respect of such year. To the extent a participant elects to receive stock options, the number of shares of common stock subject to such stock options shall be determined by multiplying the portion of the Elective Award Value (which may be up to 100% of the Elective Award Value) as to which the participant has elected to receive stock options (the "Elective Stock Award Value") by the Multiplier, and dividing that product by the per share exercise price of such options. Stock options awarded in accordance with the Bonus Plan will be granted under the Company's Second Amended and Restated 1995 Stock Option Plan, will be intended to be Incentive Stock Options (ISOs) to the extent possible and will vest fully immediately upon grant.


Example of a
Bonus Plan Award:     Base Salary:                             $300,000
-----------------     Participation Eligible:                  50%
                      Current Market Price per share:          $25.00

                      Total value of Award:                    $150,000

                      Mandatory Portion of Award in the
                      form of Stock Options:

                         Mandatory Stock Award Value
                         (30% of $150,000 or $45,000)
                         multiplied by the Multiplier (1.50)
                         = $67,500, divided by per share
                         option exercise price:              Options for 2,700
                                                             shares at $25.00
                                                             per share exercise
                                                             price

                      Elective Award Value (70% of total
                      Award value, or $105,000) divided
                      between stock options and cash as the
                      participant elects (such election to
                      be made prior to the grants of the
                      Award at the time required by the
                      Board (or Compensation Committee))




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                      Assume Elective Award Value is
                      divided equally between stock
                      options and cash):
                      Cash:
                      Stock options:                         $52,500


                         Elective Stock Award Value
                         (50% of $105,000, or $52,000,
                         multiplied by the Multiplier
                         (1.50) = $78,750, divided by per
                         share option exercise price:        Options for 3,150
                                                             shares at $25.00
                                                             per share exercise
                                                             price

                      Summary of Example Award
                      ------------------------
                      Cash Payment:                          $52,500
                      Stock options  (Quantity; Exercise
                       Price; Vesting):                      5,850 shares;
                                                             $25.00 per share;
                                                             Immediate


TERM: The first year of the Bonus Plan was 1998; the Bonus Plan will continue from year to year unless terminated by the Board of Directors, which it may do at any time.

ADMINISTRATION; AMENDMENT: The Bonus Plan will be administered by the Board of Directors or, if established and delegated such authority, a Compensation Committee, which in either case, shall have full power and authority to interpret and make all decisions regarding the Bonus Plan, which decisions and interpretations shall be final and binding on all participants. The Board of Directors or such Committee, may amend the Bonus Plan in any manner at any time without the consent of any participant.



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